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                                                                    Exhibit 3.3c


                              CERTIFICATE OF MERGER
                                       OF
                             PAINE WEBBER GROUP INC.
                                  WITH AND INTO
                                UBS AMERICAS INC.

                                Under Section 251
                         of the General Corporation Law
                            of the State of Delaware

         Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware (the "DGCL"), UBS Americas Inc., a Delaware corporation, previously Neptune Merger Subsidiary, Inc. ("Merger Subsidiary"), in connection with the merger of Paine Webber Group Inc., a Delaware corporation (the "Company"), with and into Merger Subsidiary (the "Merger"), hereby certifies as follows:

         FIRST: The names and states of incorporation of the constituent corporations to the Merger (the "Constituent Corporations") are:

         Name                             State of Incorporation
         ----                             ----------------------

         UBS Americas Inc.                Delaware

         Paine Webber Group Inc.          Delaware

         SECOND: An Agreement and Plan of Merger, dated as of July 12, 2000 (the "Merger Agreement"), by and among the Company, UBS AG, an Aktiengesellschaft organized under the laws of Switzerland (the "Parent"), and Merger Subsidiary has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL.

         THIRD: Merger Subsidiary shall be the surviving corporation in the Merger. The name of the surviving corporation is UBS Americas Inc. (the "Surviving Corporation").

         FOURTH: The certificate of incorporation of Merger Subsidiary shall be the certificate of incorporation of the Surviving Corporation.

         FIFTH: The Merger shall become effective at 6:30 p.m. (Eastern Standard
Time) on November 3, 2000.
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         SIXTH: An executed copy of the Merger Agreement is on file at the offices of the Surviving Corporation at 677 Washington Boulevard, Stamford, Connecticut 06901.

         SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.
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         IN WITNESS WHEREOF, this Certificate of Merger has been executed by the
Surviving Corporation on this 3rd day of November, 2000.


                                          UBS AMERICAS INC.


                                       By: /s/ Louis R. Eber
                                          -----------------------------------
                                          Name: Louis R. Eber
                                          Title: Executive Director and
                                                 Assistant Secretary



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